UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-41186 (Commission File Number)	87-1583942 (IRS Employer Identification No.)
300 Kimball Drive, Suite 300, Parsippany, New Jersey (Address of principal executive offices)	07054 (Zip Code)
Registrant’s telephone number, including area code: (862) 401-0000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2026, Embecta Corp. (“embecta”) entered into a definitive Agreement for the Sale and Purchase of Owen Mumford Holdings Limited (the “Purchase Agreement”) with Mark Owen, Adam Mumford (in his individual capacity and in his capacity as trustee of the Mumford Family 2026 Trust), Anne Mumford (in her capacity as trustee of the Mumford Family 2026 Trust), Ellen Owen, Kim Priddis and Nancy Millington (together, the “Sellers”) pursuant to which embecta has agreed to acquire Owen Mumford Holdings Limited (“OM”), a privately held, UK-based innovator and manufacturer of medical devices and drug-delivery technologies, in a transaction valued at up to £150 million (the “Transaction”). Under the terms of the Purchase Agreement, embecta will acquire OM for an upfront cash payment of £100 million at closing (subject to customary adjustments, including for closing net cash), and will pay up to an additional £50 million upon the achievement of certain commercial milestones related to sales of the Aidaptus® next-generation auto-injector platform through the end of 2028. The Transaction was unanimously approved by the embecta Board of Directors and is expected to close in embecta’s fiscal third quarter of 2026.

Pursuant to the Purchase Agreement, the parties have made customary representations and warranties and agreed to various customary covenants, including, among others, covenants to conduct the business of OM and its subsidiaries in the ordinary course between the execution of the Purchase Agreement and the consummation of the Transaction and post-closing non-solicitation and non-competition covenants applicable to the sellers of OM.

The consummation of the Transaction is subject to customary closing conditions and regulatory approvals. There are no material relationships between embecta or its affiliates and the Sellers, other than with respect to the transaction described herein.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 19, 2026, embecta issued a press release announcing the entering into of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement for the Sale and Purchase of Owen Mumford Holdings Limited, dated March 19, 2026, among Embecta Corp. and the Sellers listed in Schedule 1 thereto.*
99.1	Press Release, dated March 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2026	EMBECTA CORP.

	By:	/s/ Jeff Mann
Jeff Mann
Senior Vice President, General Counsel & Product Development, and Corporate Secretary